Exhibit 99.1

Genpact Reports Results for the Third Quarter of 2014

Revenues of $588.1 Million, Up 9.9%

Adjusted Income from Operations of $88.5 Million

Cash Flow from Operations of $85.7 Million

NEW YORK, November 5, 2014 — Genpact Limited (NYSE: G), a global leader in designing, transforming and running intelligent business operations, today announced financial results for the third quarter ended September 30, 2014.

Key Financial Results – Third Quarter 2014

•	Revenues were $588.1 million, up 9.9% from $534.9 million in the third quarter of 2013. Revenues from Global Clients were up 12.9%, and business process outsourcing (BPO) revenues from Global Clients were up 15.8%. Excluding the revenues from the Pharmalink acquisition completed in the second quarter, total revenues were up 7.8% and revenues from Global Clients were up 10.1%.

•	Income from operations was $72.9 million, compared to $86.0 million in the third quarter of 2013.

•	Adjusted income from operations was $88.5 million, compared to $95.0 million in the third quarter of 2013.

•	Margins from adjusted income from operations were 15.0%, compared to 17.8% in the third quarter of 2013.

•	Net income attributable to Genpact Limited shareholders was $46.7 million, compared to $70.3 million in the third quarter of 2013.

•	Diluted earnings per common share were $0.21, compared to $0.30 in the third quarter of 2013.

•	Adjusted diluted earnings per share were $0.26, compared to $0.33 in the third quarter of 2013.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO said, “We had a strong third quarter, with Global Client revenues resuming double-digit growth. We continued the disciplined execution of our strategy by focusing our resources and investments in our chosen verticals, geographies and service lines. We are ahead of our planned investments in client-facing teams and domain-led capability builds. We have also improved productivity in our client-facing teams, which is reflected in bookings momentum and improved win rates.”

Revenues from Global Clients represented approximately 80% of Genpact’s total revenues, or $470.8 million, with the remaining approximately 20% of revenues, or $117.3 million, coming from GE. GE revenues decreased 0.4% from the third quarter of 2013, adjusted for dispositions by GE of businesses that Genpact continues to serve as Global Clients. Revenues from Global Clients grew 12.9% over the third quarter of 2013, led by growth in the life sciences, consumer product goods, insurance and infrastructure, manufacturing and services verticals. BPO revenues from Global Clients grew by 15.8%.

In the 12 months ending September 30, 2014, Genpact grew the number of client relationships with annual revenues over $5 million to 88 from 77 as of September 30, 2013. This includes client relationships with more than $15 million in annual revenue increasing to 30 from 25, and client relationships with more than $25 million in annual revenue increasing to 15 from 12.

76.0% of Genpact’s revenues for the quarter came from BPO services, up from 75.1% in the third quarter of 2013. Revenues from IT services were 24.0% of total revenues for the quarter, compared to 24.9% in the third quarter of 2013.

Genpact generated $85.7 million of cash from operations in the quarter, compared to $125.5 million in the third quarter of 2013. Genpact had approximately $424.2 million in cash and cash equivalents and short term deposits as of September 30, 2014.

As of September 30, 2014, Genpact had approximately 67,500 employees worldwide, up from approximately 62,200 as of September 30, 2013. Genpact’s employee attrition rate for the quarter was approximately 27%, measured from the first day of employment, compared to 25% for the same period in 2013. Annualized revenue per employee for the quarter was $36,200, unchanged from the third quarter of 2013.

Year-to-Date Results

•	Revenues were $1.678 billion, up 6.6% from $1.574 billion for the nine months ended September 30, 2013.

•	Income from operations was $223.2 million, compared to $237.9 million in the nine months ended September 30, 2013.

•	Adjusted income from operations was $262.4 million, compared to $267.0 million for the nine months ended September 30, 2013.

•	Margins from adjusted income from operations were 15.6%, compared to 17.0% for the nine months ended September 30, 2013.

•	Net income attributable to Genpact Limited shareholders was $146.3 million, compared to $180.9 million for the nine months ended September 30, 2013.

•	Diluted earnings per common share were $0.65, compared to $0.77 for the nine months ended September 30, 2013.

•	Adjusted diluted earnings per share were $0.77, compared to $0.88 for the nine months ended September 30, 2013.

Genpact’s employee attrition rate for the nine months ended September 30, 2014 was 25%, unchanged from the same period in 2013, measured from the first day of employment. Annualized revenue per employee for the nine months ended September 30, 2014 was $35,400, compared to $35,800 for the nine months ended September 30, 2013.

2014 Outlook

Tyagarajan continued, “Our growth strategy is beginning to generate results and we now expect 2014 revenues to be at the high end of the previously announced range of $2.24 to $2.28 billion. We expect adjusted operating income margins to be at the low end of the previously announced range of 15.0 – 15.5%, reflecting accelerated investments in client-facing teams and capabilities.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on November 5, 2014 to discuss the company’s performance for the third quarter of 2014. To participate, callers can dial +1 (800) 322-2803 from within the U.S. or +1 (617) 614-4925 from any other country. Thereafter, callers will be prompted to enter the participant code, 72988297.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on the Genpact website after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact (NYSE: G) stands for “generating business impact.” We design, transform, and run intelligent business operations including those that are complex and specific to a set of chosen industries. The result is advanced operating models that foster growth and manage cost, risk, and compliance across a range of functions such as finance and procurement, financial services account servicing, claims management, regulatory affairs, and industrial asset optimization. Our Smart Enterprise Processes (SEPSM) proprietary framework integrates effective technology and data-driven insight into the fabric of enterprise processes to help our clients be more competitive. Our hundreds of long-term clients include more than one-fourth of the Fortune Global 500. We have rapidly grown to over 67,500 people in 25 countries with key management and corporate offices in New York City, but our global critical mass doesn’t dilute our flexible and collaborative approach and our management team still drives client partnerships personally. Our clients attribute much of our success to our unique history – behind our passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 16 years. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (203) 300-9230
bharani.bobba@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of September 30, 2014
Assets
Current assets
Cash and cash equivalents	$571,276	$399,199
Accounts receivable, net	505,117	533,793
Short term deposits	—	25,000
Deferred tax assets	60,638	44,382
Prepaid expenses and other current assets	139,113	203,684

Total current assets	$1,276,144	$1,206,058
Property, plant and equipment, net	173,204	176,173
Deferred tax assets	89,305	61,933
Investment in equity affiliates	384	471
Intangible assets, net	99,116	114,925
Goodwill	953,849	1,055,978
Other assets	97,365	123,846

Total assets	$2,689,367	$2,739,384

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2013	As of September 30, 2014
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$165,000
Current portion of long-term debt	4,263	4,281
Current portion of capital lease obligations	1,405	1,540
Accounts payable	18,412	17,215
Income taxes payable	15,007	56,339
Deferred tax liabilities	614	586
Accrued expenses and other current liabilities	421,992	426,532

Total current liabilities	$461,693	$671,493
Long-term debt, less current portion	653,601	650,383
Capital lease obligations, less current portion	2,657	2,844
Deferred tax liabilities	4,464	4,832
Other liabilities	242,884	161,301

Total liabilities	$1,365,299	$1,490,853

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 231,262,576 and 216,580,092 issued and outstanding as of December 31, 2013 and September 30, 2014, respectively	2,310	2,162
Additional paid-in capital	1,268,344	1,286,886
Retained earnings	511,699	352,954
Accumulated other comprehensive income (loss)	(459,614)	(393,471)

Genpact Limited shareholders’ equity	$1,322,739	$1,248,531
Noncontrolling interest	1,329	—

Total equity	$1,324,068	$1,248,531

Total liabilities and equity	$2,689,367	$2,739,384

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Net revenues
Net revenues from services	$534,886	$588,107	$1,573,538	$1,677,908

Cost of revenue
Services	329,289	354,475	973,729	1,018,889

Gross profit	$205,597	$233,632	$599,809	$659,019
Operating expenses:
Selling, general and administrative expenses	117,005	153,148	348,632	418,361
Amortization of acquired intangible assets	5,867	7,989	17,603	20,617
Other operating (income) expense, net	(3,232)	(372)	(4,320)	(3,124)

Income from operations	$85,957	$72,867	$237,894	$223,165
Foreign exchange (gains) losses, net	(10,817)	4,671	(24,619)	12,093
Other income (expense), net	(3,454)	(6,439)	(19,104)	(19,477)

Income before equity-method investment activity, net and income tax expense	$93,320	$61,757	$243,409	$191,595
Equity-method investment activity, net	(32)	(33)	(139)	(87)

Income before income tax expense	$93,352	$61,790	$243,548	$191,682
Income tax expense	21,921	15,124	58,403	45,263

Net Income	$71,431	$46,666	$185,145	$146,419
Net income attributable to noncontrolling interest	1,169	13	4,270	169

Net income attributable to Genpact Limited shareholders	$70,262	$46,653	$180,875	$146,250

Net income available to Genpact Limited common shareholders	$70,262	$46,653	$180,875	$146,250
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.31	$0.22	$0.79	$0.66
Diluted	$0.30	$0.21	$0.77	$0.65
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	230,057,508	216,472,908	228,840,746	222,036,262
Diluted	236,336,924	220,535,530	235,095,660	226,440,350

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2013	2014
Operating activities
Net income attributable to Genpact Limited shareholders	$180,875	$146,250
Net income attributable to noncontrolling interest	4,270	169

Net income	$185,145	$146,419

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	40,270	37,784
Amortization of debt issue costs (including loss on extinguishment of debt)	5,215	2,425
Amortization of acquired intangible assets	17,603	20,617
Reserve for doubtful receivables	8,919	2,322
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(5,646)	4,873
Equity-method investment activity, net	(139)	(87)
Stock-based compensation expense	21,931	20,153
Deferred income taxes	4,194	(6,583)
Others, net	5,872	1,133
Change in operating assets and liabilities:
Increase in accounts receivable	(30,613)	(24,328)
Increase in other assets	(35,014)	(65,973)
Decrease in accounts payable	(797)	(5,563)
Increase (Decrease) in other liabilities	(20,826)	5,125
Increase in income taxes payable	37,103	40,486

Net cash provided by operating activities	$233,217	$178,803

Investing activities
Purchase of property, plant and equipment	(37,061)	(48,192)
Proceeds from sale of property, plant and equipment	2,996	550
Short term deposits placed	(55,259)	(25,000)
Redemption of short term deposits	51,955	—
Payment for business acquisitions, net of cash acquired	(49,235)	(123,701)
Proceeds from divestiture of business, net of cash divested	(1,049)	—

Net cash used for investing activities	$(87,653)	$(196,343)

Financing activities
Repayment of capital lease obligations	(1,284)	(1,525)
Proceeds from long-term debt	121,410	—
Repayment of long-term debt	(121,410)	(5,062)
Proceeds from Short-term borrowings	35,000	195,000
Repayment of Short-term borrowings	(115,000)	(30,000)
Proceeds from issuance of common shares under stock-based compensation plans	35,389	11,866
Payment for net settlement of stock based awards	(7,599)	(15,174)
Payment of earn-out and deferred consideration	(3,868)	(1,088)
Cost incurred in relation to debt amendment and refinancing	(8,104)	—
Distribution to noncontrolling interest	(4,614)	(1,487)
Expenses related to stock purchase	—	(2,543)
Stock purchased and retired	—	(302,625)

Net cash used for financing activities	$(70,080)	$(152,638)

Effect of exchange rate changes	(53,214)	(1,899)
Net increase (decrease) in cash and cash equivalents	75,484	(170,178)
Cash and cash equivalents at the beginning of the period	459,228	571,276

Cash and cash equivalents at the end of the period	$481,498	$399,199

Supplementary information
Cash paid during the period for interest	$25,484	$20,152
Cash paid during the period for income taxes	$52,805	$64,176
Property, plant and equipment acquired under capital lease obligation	$1,933	$1,840

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense and amortization of acquired intangibles at formation in 2004. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons, including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions and acquisition-related expenses. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and nine months ended September 30, 2013 and 2014:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Income from operations per GAAP	$85,957	$72,867	$237,894	$223,165
Add: Amortization of acquired intangible assets resulting from acquisitions and Formation Accounting	4,568	6,386	13,637	15,886
Add: Acquisition related expenses	—	—	—	1,977
Add: Stock-based compensation	5,312	8,274	21,931	20,153
Add: Other income	184	950	1,163	1,336
Add/Less: Provision (created) reversed for loss on Divestitures	141	—	(3,520)	—
Add: Gain on Equity-method investment activity, net	32	33	139	87
Less: Net income attributable to noncontrolling interest	(1,169)	(13)	(4,270)	(169)

Adjusted income from operations	$95,025	$88,497	$266,974	$262,435

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Net income per GAAP	$70,262	$46,653	$180,875	$146,250
Add: Amortization of acquired intangible assets resulting from acquisitions and Formation Accounting	4,568	6,386	13,637	15,886
Add: Acquisition related expenses	—	—	—	1,977
Add: Stock-based compensation	5,312	8,274	21,931	20,153
Less: Tax impact on amortization of acquired intangibles resulting from acquisitions and Formation Accounting	(1,433)	(2,050)	(4,288)	(5,157)
Less: Tax Impact on acquisition related expenses	—	—	—	(53)
Less: Tax Impact on stock-based compensation	(1,458)	(2,150)	(5,753)	(5,206)

Adjusted net income	$77,251	$57,113	$206,402	$173,850

Adjusted diluted earnings per share	$0.33	$0.26	$0.88	$0.77